EXECUTION COPY


     FOURTH AMENDMENT, dated as of July 27, 1995 (this "Amendment"), to the Loan and Security Agreement, dated as of December 15, 1993 (as heretofore amended, supplemented or otherwise modified, the "Loan Agreement"), between BankAmerica Business Credit, Inc. (the "Lender") and Grossman's Inc. (the "Borrower").


                      W I T N E S S E T H :


     WHEREAS, the Lender and the Borrower are parties to the Loan
Agreement;

     WHEREAS, Sections 9.20 and 9.21 of the Loan Agreement contemplate, among other things, that the respective covenants contained therein may be amended so that they are tested at the end of each fiscal quarter of the Borrower during the Borrower's 1995 Fiscal Year; and

     WHEREAS, the Lender is willing to make such amendments but only on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein have the respective meanings ascribed thereto in the Loan Agreement.

     2.   Amendment of Section 9.20 (Minimum Interest Coverage).
Section 9.20 of the Loan Agreement is hereby amended by deleting such Section in its entirety and substituting therefor the following:

          "9.20     Minimum Interest Coverage.  The Borrower
     shall not permit the ratio (the "Interest Coverage Ratio") of (a) Adjusted Net Earnings from Operations for any period specified below plus interest expense of the Borrower and its Subsidiaries for such period and provision for income taxes of the Borrower and its Subsidiaries for such period plus depreciation and amortization expense of the Borrower and its Subsidiaries for such period to (b) interest expense of the Borrower and its Subsidiaries for such period to be less than the ratio set forth opposite any such period:

               Period                                  Ratio

     Second fiscal quarter of 1995 Fiscal Year         2.75/1

     Third fiscal quarter of 1995 Fiscal Year          4.00/1

     Fourth fiscal quarter of 1995 Fiscal Year         3.25/1

     1995 Fiscal Year                                  3.4/1

     1996 Fiscal Year and each Fiscal Year
        thereafter                                     7.2/1


          Promptly upon the receipt by the Lender of the forecasts required to be delivered to the Lender under
     Section 7.2(f) for the Borrower's 1996 Fiscal Year, the Borrower and the Lender agree to enter into and diligently pursue in good faith negotiations to amend this financial covenant so as to additionally test this covenant at the end of each fiscal quarter of the Borrower during the 1996 Fiscal Year."

     3.   Amendment of Section 9.21 (Adjusted Tangible Net Worth.
Section 9.21 of the Loan Agreement is hereby amended by deleting such Section in its entirety and substituting therefor the following:

          "9.21     Adjusted Tangible Net Worth.  The Borrower
     shall not permit Adjusted Tangible Net Worth to be less than the following amounts on any of the following respective dates:


               Date                                    Amount
     Last day of second fiscal quarter of
          1995 Fiscal Year                        $79,000,000

     Last day of third fiscal quarter of
          1995 Fiscal Year                        $83,000,000

     Last day of 1995 Fiscal Year                 $89,000,000

     Last day of 1996 Fiscal Year and of
        each Fiscal Year thereafter               $92,000,000


          Promptly upon the receipt by the Lender of the forecasts required to be delivered to the Lender under
     Section 7.2(f) for the Borrower's 1996 Fiscal Year, the Borrower and the Lender agree to enter into and diligently pursue in good faith negotiations to amend this financial covenant so as to additionally test this covenant at the end of each fiscal quarter of the Borrower during the 1996 Fiscal."

     4. Representations and Warranties. To induce the Lender to enter into this Amendment, the Borrower hereby represents and warrants to the Lender as follows, with the same effect as if such representations and warranties were set forth in the Loan
Agreement:

          (a) The Borrower has the corporate power and authority to enter into this Amendment and has taken all corporate action required to authorize its execution and delivery of this Amendment and its performance of the Loan Agreement, as amended hereby (as so amended, the "Amended Agreement"). This Amendment has been duly executed and delivered by the Borrower and the Amended Agreement constitutes the valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms. The execution, delivery, and performance of this Amendment and the Amended Agreement by the Borrower will not violate its certificate of incorporation or by-laws or any agreement or legal requirement binding on the Borrower.

          (b) On the date hereof and after giving effect to the terms of this Amendment, (i) the Loan Agreement and the other Loan Documents are in full force and effect and constitute the Borrower's binding obligations, enforceable against the Borrower in accordance with their respective terms; (ii) no Event or Event of Default has occurred and is continuing; and (iii) the Borrower does not have any defense to or setoff, counterclaim or claim against payment of the Obligations and enforcement of the Loan Documents based upon a fact or circumstance existing or occurring on or prior to the date hereof.

     5. Effectiveness. This Amendment shall be effective as of the date first written above upon receipt by the Lender of a counterpart hereof duly executed by the Borrower.

     6. Limited Effect. This Amendment shall be limited solely to the matters expressly set forth herein and shall not (a) constitute an amendment of any other term or condition of the Loan Agreement or of any instrument or agreement referred to therein or (b) prejudice any right or rights which the Lender may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein. Except as expressly amended hereby, all of the covenants and provisions of the Loan Agreement are and shall continue to be in full force and effect.

     7.   GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY,
AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL
LAWS OF THE STATE OF NEW YORK.

     8. Counterparts. This Amendment may be executed by the parties hereto in any number of separate counterparts, each of which shall be an original, and all of which taken together shall be deemed to constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.


                              BANKAMERICA BUSINESS CREDIT, INC.



                              By:
                                   Name:
                                   Title:


                              GROSSMAN'S INC.



                              By:
                                   Name:
                                   Title: